Exhibit 99.2

Quarterly Financial Supplement

For the six months ended June 30, 2013

ddr

Think Retail. Create Value.

Investor Relations Department — 3300 Enterprise Parkway Beachwood, Ohio 44122 — p. 216.755.5500     f. 216.755.1500 — www.ddr.com

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Table of Contents

Section	Page
Earnings Release & Financial Statements
Press Release	1-13

Financial Summary
FFO Reconciliation	14
Additional Financial Disclosures	15
Debt / EBITDA Calculation	16
Significant Accounting Policies	17-18
Other Real Estate Information	19

Joint Venture Financial Summary
Joint Venture Investment Summary	20
Joint Venture Combining Financial Statements	21-22

Investment Summary
Acquisitions	23
Dispositions	24
Developments and Redevelopments	25-26
Development Projects Primarily on Hold	27

Portfolio Summary
Portfolio Characteristics	28
Lease Expirations	29
Leasing Summary	30-31
Net Effective Rents	32
Largest Tenants	33

Debt Summary
Market Capitalization, Ratings and Financial Ratios	34
Summary of Consolidated Debt	35
Summary of Joint Venture Debt	36
Consolidated Debt Detail	37-39
Joint Venture Debt Detail	40-41

Analyst Coverage
Contact Information	42

Property list available online at http://www.ddr.com

DDR considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three and six months ended June 30, 2013. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2012, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For Immediate Release:

Media Contact:	Investor Contact:
Matt Schuler	Samir Khanal
Communications Manager	Senior Director of Investor Relations
216.755.5500	216.755.5500
mschuler@ddr.com	skhanal@ddr.com

DDR REPORTS AN 8.0% INCREASE IN OPERATING FFO PER DILUTED SHARE

TO $0.27 FOR THE QUARTER ENDED JUNE 30, 2013

BEACHWOOD, OHIO, July 31, 2013 – DDR Corp. (NYSE: DDR) today announced operating results for the second quarter ended June 30, 2013.

SIGNIFICANT SECOND QUARTER ACTIVITY

•	Generated Operating FFO of $0.27 per diluted share, an increase of 8.0% compared to second quarter of 2012

•	Executed 461 new leases and renewals for 2.8 million square feet

•	Increased the portfolio leased rate by 20 basis points to 94.6% at June 30, 2013 from 94.4% at March 31, 2013 and by 90 basis points from 93.7% at June 30, 2012

•

Generated positive leasing spreads, with new leases up 12.0% at 100% ownership and 12.8% on a pro rata basis, and renewals up 7.0% at 100% ownership and 7.7% on a pro rata basis; blended spreads were up 7.9% at 100% ownership and 8.6% on a pro rata basis

•	Generated same store net operating income growth of 3.1% at 100% ownership and 3.0% on a pro rata basis as compared to the prior year

•

Opened Belgate Shopping Center, a 100% leased, 900,000-square-foot prime power center located in Charlotte, North Carolina, anchored by IKEA, Walmart and a complementary line-up of junior anchors including Marshalls, ULTA, Old Navy, Petco, World Market, Hobby Lobby and Shoe Carnival

•	Acquired $106 million of prime assets

•	Completed the disposition of $64 million of non-prime assets; DDR’s pro rata gross proceeds were $60 million

•	Issued $45 million of common shares to fund the net investment in prime assets

•	Issued $150 million of 6.250% Class K preferred shares, the net proceeds of which were used to redeem $150 million of 7.375% Class H preferred shares

•

Entered into an agreement to acquire 30 prime assets from its existing joint venture with an affiliate of The Blackstone Group L.P. (“Blackstone”), which is expected to close in the fourth quarter of 2013

•

Issued $300 million of 3.375% senior unsecured notes due 2023 and entered into forward sale agreements to sell 39.1 million common shares for gross proceeds of $739 million to fund the Blackstone transaction. The Company expects to settle the forward sale agreements no later than October 31, 2013

“We are very pleased with the consistently strong performance of our assets during the quarter and year-to-date. The day-to-day momentum within the portfolio combined with opportunistic transactional activity and support from the capital markets has enabled continued execution of our strategic objectives for the benefit of all stakeholders,” commented DDR’s chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS

The Company’s second quarter Operating Funds From Operations attributable to common shareholders (“Operating FFO”) increased to $86.1 million, or $0.27 per diluted share, which compares to $71.6 million, or $0.25 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the three-month period ended June 30, 2013, as compared to the same period in 2012, primarily is due to organic growth and shopping center acquisitions, partially offset by asset dispositions.

Funds From Operations attributable to common shareholders (“FFO”) for the three-month period ended June 30, 2013, increased to $80.0 million, or $0.25 per diluted share, which compares to $78.1 million, or $0.27 per diluted share, for the prior-year comparable period. The increase in FFO for the three-month period ended June 30, 2013, as compared to the same period in 2012, primarily is due to the same factors impacting Operating FFO, as well as a reduction in impairment charges of non-depreciable assets and the loss on debt retirement related to the Company’s repurchase of unsecured senior notes partially offset by the write-off of the original issuance costs from the redemption of the Company’s 7.375% Class H cumulative redeemable preferred shares (“Class H Preferred Shares”) in 2013 and the gain on change in control of interests recorded in 2012.

Operating FFO for the six-month period ended June 30, 2013 increased to $172.1 million, or $0.54 per diluted share, which compares to $138.4 million, or $0.49 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the six-month period ended June 30, 2013, as compared to the same period in 2012, primarily is due to the same factors impacting Operating FFO for the three-month period.

FFO for the six-month period ended June 30, 2013 increased to $162.5 million, or $0.51 per diluted share, which compares to $137.8 million, or $0.49 per diluted share, for the prior-year comparable period. The increase in FFO for the six-month period ended June 30, 2013, as compared to the same period in 2012, primarily is due to the same factors impacting FFO for the three-month period.

Net loss attributable to common shareholders for the three-month period ended June 30, 2013, was $36.0 million, or $0.11 per diluted share, which compares to net loss of $44.5 million, or $0.16 per diluted share, for the prior-year comparable period. Net loss attributable to common shareholders for the six-month period ended June 30, 2013, was $36.8 million, or $0.12 per diluted share, which compares to net loss of $66.5 million, or $0.24 per diluted share, for the prior-year comparable period. The decrease in net loss attributable to common shareholders for the three- and six-month periods ended June 30, 2013, as compared to the same periods in 2012, primarily is due to the same factors impacting FFO.

LEASING & PORTFOLIO OPERATIONS

The following results for the three-month period ended June 30, 2013, highlight continued strong leasing activity throughout the portfolio:

•	Executed 190 new leases aggregating approximately 0.9 million square feet and 271 renewals aggregating 1.9 million square feet

•

Generated positive leasing spreads for the second quarter, with new leases up 12.0% at 100% ownership and 12.8% on a pro rata basis, and renewals up 7.0% at 100% ownership and 7.7% on a pro rata basis; blended spreads were up 7.9% at 100% ownership and 8.6% on a pro rata basis

•	The portfolio leased rate increased to 94.6% at June 30, 2013, as compared to 94.4% at March 31, 2013 and 93.7% at June 30, 2012

•	Same store net operating income (“NOI”) increased by 3.1% at 100% ownership for the three-month period ended June 30, 2013 as compared to the prior-year comparable period and 3.0% on a pro rata basis

In May 2013, the Company opened Belgate Shopping Center, a 100% leased, 900,000-square-foot prime power center located in Charlotte, North Carolina, anchored by IKEA, Walmart and a complementary line-up of junior anchors including Marshalls, ULTA, Old Navy, Petco, World Market, Hobby Lobby and Shoe Carnival. The project, which was initially acquired in June 2012, was completed ahead of schedule with a total net projected cost of $20 million.

ACQUISITIONS & FINANCINGS

In May 2013, the Company entered into a purchase agreement to acquire its partner’s 95% interest in a portfolio of 30 prime shopping centers. The acquisition, which is expected to close in the fourth quarter of 2013, is subject to customary closing conditions. The portfolio is comprised primarily of market dominant prime power centers located in top 40 MSA’s and includes Shoppers World in Boston, Woodfield Village Green in Chicago, Fairfax Towne Center in Washington DC, and Riverdale Village in Minneapolis. The properties have been owned, developed, leased and managed through various ventures since 1995. The portfolio is comprised of 11.8 million total square feet, is 95% leased, and consists of large format centers with an average size of approximately 400,000 square feet, 20% larger than the average DDR prime power center.

In April 2013, the Company acquired its partner’s 85% interest in five prime unencumbered power centers for $94 million. The Company funded its investment primarily with proceeds from asset sales and the issuance of common equity. The acquisitions include The Walk at Highwoods Preserve (Tampa, FL), Douglasville Pavilion (Atlanta, GA), Commonwealth Center and Chesterfield Crossing (Richmond, VA) and Jefferson Plaza (Newport News, VA). The 1.3 million square foot, 98% leased portfolio is anchored by national high credit quality retailers such as Walmart, Target, Costco, Home Depot, T.J. Maxx, Ross Dress for Less, PetSmart, The Fresh Market, and Pier One.

In the second quarter of 2013, the Company originated $28.5 million of mezzanine loans on two retail assets in Chicago. These loans are secured by a development project and a stabilized prime shopping center. The interest rates are 9.5% and 9.0%, respectively.

In the second quarter of 2013, the Company issued 2.5 million new common shares at a weighted-average price of $17.83 per share, generating gross proceeds of $45 million, which were used to partially fund the acquisition of five prime assets.

In May 2013, the Company issued $300 million aggregate principal amount of 3.375% senior unsecured notes due May 2023. The Company also entered into forward sale agreements to issue 39.1 million common shares at a price of $18.90 per share. The Company expects to settle the forward sale agreements no later than October 31, 2013. The net proceeds from these two financings are expected to be used to fund the Blackstone acquisition.

In April 2013, the Company issued $150 million of 6.250% Class K cumulative redeemable preferred shares at a price of $25.00 per depositary share. In addition, the Company redeemed $150 million of its Class H Preferred Shares at a redemption price of $25.1127 per depositary share (the sum of $25.00 per depositary share and dividends per share of $0.1127 prorated to the redemption date). The Company recorded a non-cash charge of $5.2 million to net income attributable to common shareholders in the second quarter of 2013 related to the prorated write-off of the Class H Cumulative Redeemable Preferred Shares’ original issuance costs.

DISPOSITIONS

In the second quarter of 2013, the Company sold 10 consolidated operating shopping centers, aggregating approximately 0.5 million square feet, plus non-income producing assets generating gross proceeds of approximately $59.3 million. The Company’s unconsolidated joint ventures sold one operating shopping center aggregating approximately 0.1 million square feet generating gross proceeds of approximately $5.1 million. The Company’s pro rata share of the gross proceeds was $60 million and it recorded an aggregate net loss of approximately $3.6 million related to asset sales in the second quarter of 2013.

2013 GUIDANCE

There has been no change in Operating FFO per share guidance since the last update provided on May 15, 2013, when the Company raised the bottom end of the range from $1.07 to $1.08. The Company continues to estimate Operating FFO for 2013 between $1.08 and $1.11 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described above. The Company computes FFO in accordance with the NAREIT definition. Other real estate companies may calculate FFO and Operating FFO in a different manner. Operating FFO is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, our ability to successfully complete the proposed acquisition of properties from the Blackstone joint venture, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended June 30, 2013. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2012, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR CORP.

DDR is an owner and manager of 435 value-oriented shopping centers representing 115 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com, as well as on Twitter, LinkedIn, Facebook and Pinterest.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, August 1, 2013, at 10:00 a.m. Eastern Time. To participate, please dial 877.415.3181 (domestic), or 857.244.7324 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 80759747. Access to the live call and replay will also be available through the Company’s website. The replay will be available through August 8, 2013.

DDR Corp.

Financial Highlights

(In Thousands)

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Revenues:
Minimum rents	$146,988	$130,803	$290,154	$257,671
Percentage and overage rents	720	613	2,469	1,994
Recoveries from tenants	46,813	41,284	93,711	83,300
Ancillary and other property income	7,477	6,640	13,158	12,641
Management, development and other fee income	10,191	11,222	20,912	22,976
Other (A)	4,898	132	5,526	707

	217,087	190,694	425,930	379,289

Expenses:
Operating and maintenance	34,290	30,151	67,567	62,750
Real estate taxes	27,677	24,883	55,146	49,412
Impairment charges (B)	34,439	42,101	37,525	42,132
General and administrative	20,117	19,131	39,877	38,144
Depreciation and amortization	69,887	62,247	138,331	120,315

	186,410	178,513	338,446	312,753

Other income (expense):
Interest income	5,797	2,328	13,674	4,168
Interest expense (C)	(55,816)	(53,685)	(110,240)	(108,722)
Loss on debt retirement, net	—	(7,892)	—	(13,495)
Other income (expense), net (D)	1,895	(3,656)	(1,006)	(5,233)

	(48,124)	(62,905)	(97,572)	(123,282)

Loss before earnings from equity method investments and other items	(17,447)	(50,724)	(10,088)	(56,746)
Equity in net (loss) income of joint ventures	(1,191)	3,232	1,763	11,480
Impairment of joint venture investments (B)	—	—	—	(560)
Gain on change in control of interests	1,066	39,348	1,066	39,348
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(1,716)	(367)	(2,083)	(544)

Loss from continuing operations	(19,288)	(8,511)	(9,342)	(7,022)
Loss from discontinued operations (E)	(2,305)	(34,103)	(5,700)	(51,138)

Loss before (loss) gain on disposition of real estate	(21,593)	(42,614)	(15,042)	(58,160)
(Loss) gain on disposition of real estate, net of tax	(1,525)	5,234	(1,582)	5,899

Net loss	(23,118)	(37,380)	(16,624)	(52,261)
Income attributable to non-controlling interests	(195)	(120)	(386)	(296)

Net loss attributable to DDR	$(23,313)	$(37,500)	$(17,010)	$(52,557)
Write-off of preferred share original issuance costs (F)	(5,246)	—	(5,246)	—
Preferred dividends	(7,475)	(6,967)	(14,505)	(13,934)

Net loss attributable to common shareholders	$(36,034)	$(44,467)	$(36,761)	$(66,491)

Funds From Operations (“FFO”):
Net loss attributable to common shareholders	$(36,034)	$(44,467)	$(36,761)	$(66,491)
Depreciation and amortization of real estate investments	68,122	61,697	135,138	120,144
Equity in net loss (income) of joint ventures	1,191	(3,232)	(1,763)	(11,480)
Impairment of depreciable joint venture investments	—	—	—	560
Joint ventures’ FFO	12,146	12,633	24,372	26,618
Non-controlling interests (OP Units)	54	48	108	96
Impairment of depreciable real estate assets	32,422	54,714	40,101	72,054
Loss (gain) on disposition of depreciable real estate, net	2,063	(3,320)	1,285	(3,680)

FFO attributable to common shareholders	79,964	78,073	162,480	137,821

Non-operating items, net (G)	6,130	(6,461)	9,666	597

Operating FFO	$86,094	$71,612	$172,146	$138,418

Earnings per share – Diluted (H)	$(0.11)	$(0.16)	$(0.12)	$(0.24)

Funds From Operations – Diluted (H)	$0.25	$0.27	$0.51	$0.49

Operating Funds From Operations – Diluted (H)	$0.27	$0.25	$0.54	$0.49

DDR Corp.

Financial Highlights

(In Thousands)

Selected Balance Sheet Data

	June 30, 2013	December 31, 2012
Assets:
Real estate and rental property:
Land	$1,887,999	$1,900,401
Buildings	5,868,717	5,773,961
Fixtures and tenant improvements	522,103	489,626

	8,278,819	8,163,988
Less: Accumulated depreciation	(1,757,530)	(1,670,717)

	6,521,289	6,493,271
Land held for development and construction in progress	480,771	475,123
Real estate held for sale, net	1,852	—

Real estate, net	7,003,912	6,968,394

Investments in and advances to joint ventures	597,182	613,017
Cash	41,718	31,174
Restricted cash	23,524	23,658
Notes receivable, net	71,076	68,718
Receivables, including straight-line rent, net	113,669	126,228
Other assets, net	281,638	224,648

	$8,132,719	$8,055,837

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$34,662	$147,905
Unsecured debt	2,450,592	2,147,097
Unsecured term loan	350,000	350,000
Mortgage and other secured debt	1,609,170	1,674,141

	4,444,424	4,319,143
Dividends payable	49,971	44,210
Other liabilities	310,048	326,024

Total liabilities	4,804,443	4,689,377
Preferred shares	405,000	405,000
Common shares	32,006	31,524
Paid-in-capital	4,714,508	4,629,257
Accumulated distributions in excess of net income	(1,817,540)	(1,694,822)
Deferred compensation obligation	16,442	15,556
Accumulated other comprehensive income	(30,367)	(27,925)
Less: Common shares in treasury at cost	(15,362)	(16,452)
Non-controlling interests	23,589	24,322

Total equity	3,328,276	3,366,460

	$8,132,719	$8,055,837

DDR Corp.

Financial Highlights

(A)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Lease termination fees	$4.7	$—	$5.2	$0.5
Other miscellaneous	0.2	0.1	0.3	0.2

	$4.9	$0.1	$5.5	$0.7

(B)	The Company recorded impairment charges on the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Land held for development	$—	$6.4	$—	$6.4
Undeveloped land	2.6	19.1	2.6	19.1
Assets marketed for sale	31.8	16.6	34.9	16.6

Total continuing operations	34.4	42.1	37.5	42.1
Sold assets or assets held for sale	0.5	38.1	5.1	55.5

Total discontinued operations	0.5	38.1	5.1	55.5

Joint venture investments	—	—	—	0.6

Total impairment charges	$34.9	$80.2	$42.6	$98.2

(C)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Non-cash interest expense related to amortization of the debt discount	$2.7	$2.5	$5.3	$5.7

(D)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Transaction and other income (expenses)	$—	$(2.5)	$(0.6)	$(3.1)
Litigation-related expenses	(0.4)	(0.8)	(0.7)	(1.5)
Debt extinguishment gain (costs), net	2.3	(0.4)	0.3	(0.6)

	$1.9	$(3.7)	$(1.0)	$(5.2)

DDR Corp.

Financial Highlights

(E)	The operating results related to assets classified as discontinued operations are summarized as follows (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Revenues from operations	$1.8	$5.7	$4.5	$13.9

Operating expenses	0.6	1.9	1.4	5.4
Impairment charges	0.5	38.1	5.1	55.5
Interest, net	0.4	1.3	1.0	3.2
Depreciation and amortization	0.5	1.7	1.2	4.2

Total expenses	2.0	43.0	8.7	68.3

Loss before (loss) gain on disposition of real estate	(0.2)	(37.3)	(4.2)	(54.4)
(Loss) gain on disposition of real estate, net	(2.1)	3.2	(1.5)	3.3

Net loss	$(2.3)	$(34.1)	$(5.7)	$(51.1)

(F)	In May 2013, the Company redeemed $150 million of its Class H Preferred Shares. The Company recorded a non-cash charge of $5.2 million to net income attributable to common shareholders in the second quarter of 2013 related to the prorated write-off of the Preferred Shares’ original issuance costs.

(G)	The gains and charges excluded from Operating FFO for the three- and six-month periods ended June 30, 2013 and 2012, respectively, are summarized as follows (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Non-cash impairment charges – non-depreciable consolidated assets	$2.6	$25.5	$2.6	$25.5
Loss on debt retirement, net	—	7.9	—	13.5
Other expense (income), net – transaction costs, litigation costs and debt extinguishment (gain) costs	(1.6)	3.7	1.5	5.4
Equity in net (income) loss of joint ventures – currency adjustments, debt extinguishment and other expenses	(0.5)	0.9	(0.3)	1.0
Non-cash loss (gain) on disposition of non-depreciable real estate, net	1.5	(5.2)	1.8	(5.5)
Non-cash gain on change in control of interests	(1.1)	(39.3)	(1.1)	(39.3)
Non-cash write-off of preferred share original issuance costs	5.2	—	5.2	—

Total adjustments from FFO to Operating FFO	$6.1	$(6.5)	$9.7	$0.6

DDR Corp.

Financial Highlights

(H)	The Company’s per share information is as follows:

	At June 30,
	2013	2012
Common shares outstanding	320.1	301.3
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Earnings per common share:
Basic	$(0.11)	$(0.16)	$(0.12)	$(0.24)

Diluted	$(0.11)	$(0.16)	$(0.12)	$(0.24)

Basic – average shares outstanding	317.0	280.4	315.1	277.8

Diluted – average shares outstanding	317.0	280.4	315.1	277.8

Dividends Declared:	$0.135	$0.12	$0.27	$0.24

FFO per share:
Basic	$0.25	$0.28	$0.51	$0.49

Diluted	$0.25	$0.27	$0.51	$0.49

Weighted average common shares outstanding	319.2	282.6	317.4	279.9

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	319.6	283.0	317.8	280.3

Assumed conversion of dilutive securities	0.5	2.6	0.5	2.5

FFO Weighted average common shares and OP Units – Diluted	320.1	285.6	318.3	282.8

Operating FFO:
Diluted	$0.27	$0.25	$0.54	$0.49

Operating FFO Weighted average common shares and OP Units – Diluted	320.1	285.6	318.3	282.8

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed income statements

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Revenues:
Minimum rents	$134,527	$115,350	$269,285	$230,263
Percentage and overage rents	591	399	1,631	578
Recoveries from tenants	32,981	24,481	66,826	49,151
Other	16,721	23,464	33,805	42,916

	184,820	163,694	371,547	322,908

Expenses:
Operating and maintenance	43,293	48,250	85,889	83,395
Real estate taxes	21,729	16,183	44,020	32,100
Impairment charges (A)	44,563	—	44,563	840

	109,585	64,433	174,472	116,335

Net operating income	75,235	99,261	197,075	206,573
Depreciation and amortization of real estate investments	59,045	41,863	124,345	81,550
Interest expense	60,059	58,860	122,258	113,978

(Loss) income before other items	(43,869)	(1,462)	(49,528)	11,045
Income tax expense	(7,238)	(6,200)	(13,853)	(12,190)

Loss from continuing operations	(51,107)	(7,662)	(63,381)	(1,145)
Discontinued operations:
Loss from operations	(87)	(8,287)	(62)	(10,534)
(Loss) gain on disposition, net	(369)	247	(5,906)	107

Loss before gain (loss) on disposition of assets	(51,563)	(15,702)	(69,349)	(11,572)
Gain (loss) on disposition of assets, net	164	(750)	643	13,102

Net (loss) income	$(51,399)	$(16,452)	$(68,706)	$1,530
Non-controlling interests	(6,695)	(4,600)	(13,914)	(13,534)

Net loss attributable to unconsolidated joint ventures	$(58,094)	$(21,052)	$(82,620)	$(12,004)

Net (loss) income at DDR’s ownership interests	$(1,522)	$3,171	$1,528	$13,351
Basis differences	331	61	235	(1,871)

Equity in net (loss) income of joint ventures	$(1,191)	$3,232	$1,763	$11,480

FFO at DDR’s ownership interests (B)	$12,146	$12,633	$24,372	$26,618

Operating FFO at DDR’s ownership interests (B)	$11,640	$13,556	$24,082	$27,659

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed balance sheets

	June 30, 2013	December 31, 2012
Land	$1,529,795	$1,569,548
Buildings	4,632,324	4,681,462
Fixtures and tenant improvements	266,917	244,293

	6,429,036	6,495,303
Less: Accumulated depreciation	(881,857)	(833,816)

	5,547,179	5,661,487
Land held for development and construction in progress (C)	277,314	348,822

Real estate, net	5,824,493	6,010,309
Cash and restricted cash	368,948	467,200
Receivables, including straight-line rent, net	101,938	99,098
Other assets, net	380,154	427,014

	$6,675,533	$7,003,621

Mortgage debt (D)	$4,141,601	$4,246,407
Notes and accrued interest payable to DDR	153,042	143,338
Other liabilities	295,990	342,614

	4,590,633	4,732,359
Redeemable preferred equity	167,060	154,556
Accumulated equity	1,917,840	2,116,706

	$6,675,533	$7,003,621

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	For the three- and six-month periods ended June 30, 2013, impairment charges were recorded primarily on assets that are in the process of being marketed for sale of which the Company’s proportionate share was approximately $4.7 million.

(B)	FFO and Operating FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Net loss attributable to unconsolidated joint ventures	$(58.1)	$(21.1)	$(82.6)	$(12.0)
Depreciation and amortization of real estate investments	57.5	44.1	122.3	89.4
Impairment of depreciable real estate assets	44.6	6.9	44.6	8.2
Loss (gain) on sale of depreciable real estate	0.4	0.5	5.4	(13.2)

FFO	$44.4	$30.4	$89.7	$72.4

FFO at DDR ownership interests	$12.1	$12.6	$24.4	$26.6

Operating FFO at DDR’s ownership interests (1)	$11.6	$13.5	$24.1	$27.6

DDR joint venture distributions received, net	$12.0	$11.9	$14.4	$16.4

(1)	Excluded from Operating FFO is the Company’s proportionate share of net activity related to foreign currency adjustments, debt extinguishments and other expenses as disclosed on page 9 of this press release.

(C)	The Company’s proportionate share of land held for development and construction in progress is as follows (in millions):

	June 30, 2013	December 31, 2012
Company’s proportionate share	$75.5	$100.9

(D)	Mortgage debt consists of the following (in millions):

	June 30, 2013	December 31, 2012
Company’s proportionate share	$712.8	$724.9
Non-recourse debt included above for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO	52.8	48.2

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

FFO Reconciliation

(In Millions, Except Per Share Information)

	2Q13	2Q12	6M13	6M12
Funds From Operations:
Net loss attributable to common shareholders	$(36.0)	$(44.5)	$(36.8)	$(66.5)
Depreciation and amortization of real estate investments	68.1	61.7	135.1	120.1
Equity in net loss (income) of joint ventures	1.2	(3.2)	(1.8)	(11.5)
Impairment of depreciable joint venture investments	—	—	—	0.6
Joint ventures’ FFO	12.1	12.6	24.4	26.6
Non-controlling interests (OP Units)	0.1	—	0.1	—
Impairment of depreciable real estate assets, net of non-controlling interests	32.4	54.7	40.1	72.1
Loss (gain) on disposition of depreciable real estate, net	2.1	(3.2)	1.3	(3.6)

Funds From Operations Attributable to Common Shareholders	80.0	78.1	162.4	137.8
Write-off of preferred share original issuance costs	5.2	—	5.2	—
Preferred dividends	7.5	7.0	14.5	13.9

Funds From Operations	$92.7	$85.1	$182.1	$151.7

Funds From Operations Attributable to Common Shareholders
Reconciliation to Operating FFO:	$80.0	$78.1	$162.4	$137.8
Non-cash impairment charges—non-depreciable consolidated assets	2.6	25.5	2.6	25.5
Loss on debt retirement, net	—	7.9	—	13.5
Other (income) expense, net—transaction costs, litigation costs, debt
extinguishment (gain) costs and other expenses	(1.6)	3.7	1.5	5.4
Equity in net (income) loss of joint ventures—currency adjustments,
debt extinguishment costs and other expenses	(0.5)	0.9	(0.3)	1.0
Non-cash loss (gain) on disposition of non-depreciable real estate, net	1.5	(5.2)	1.8	(5.5)
Non-cash gain on change in control and sale of interests	(1.1)	(39.3)	(1.1)	(39.3)
Non-cash write-off of preferred share original issuance costs	5.2	—	5.2	—

Total non-operating items	6.1	(6.5)	9.7	0.6

Operating FFO Attributable to Common Shareholders	$86.1	$71.6	$172.1	$138.4

Per Share Information:
Funds From Operations—diluted	$0.25	$0.27	$0.51	$0.49
Operating FFO—diluted	$0.27	$0.25	$0.54	$0.49

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Additional Financial Disclosures

(In Millions, Except Per Share Information)

	2Q13	2Q12	6M13	6M12
Dividends / Payout Ratio:
Common share dividends and operating partnership interests—per share	$0.135	$0.120	$0.270	$0.240
Common share dividends and operating partnership interests—declared	$43.3	$33.9	$86.1	$67.3
Common dividend payout ratio (as % of OFFO)	50.2%	47.4%	50.0%	48.6%
Revenues:
DDR revenues	$218.8	$196.4	$430.5	$393.2
Joint venture & managed revenues	184.0	208.0	373.2	415.3

Total revenues (1)	$402.8	$404.4	$803.7	$808.5

G&A Expenses (2)	$19.8	$19.1	$39.4	$38.1
G&A Expenses as % of Total Revenues	4.9%	4.7%	4.9%	4.7%
Net Operating Income:
DDR net operating income	$156.3	$139.5	$306.3	$275.7
Joint venture net operating income (at 100%)	119.4	104.2	242.1	217.0

Total net operating income (1)	$275.7	$243.7	$548.4	$492.7

Real Estate at Cost:
DDR real estate at cost	$8,761.7	$8,263.6	$8,761.7	$8,263.6
Joint venture real estate at cost (at 100%)	6,706.3	7,266.5	6,706.3	7,266.5

Total real estate at cost	$15,468.0	$15,530.1	$15,468.0	$15,530.1

Non-Cash Disclosures (Income) / Expense:
Below-market rent revenue	$—	$(0.2)	$0.1	$(0.8)
Straight-line rent revenue	(1.7)	(1.2)	(3.1)	(1.7)
Joint venture straight-line rent revenue	(0.3)	(1.1)	(1.9)	(2.0)
DDR’s pro rata share of straight-line rent revenue	(0.1)	(0.2)	(0.3)	(0.4)
Straight-line ground rent expense	0.3	0.3	0.6	0.6
Debt premium amortization revenue	(0.6)	(0.5)	(1.2)	(1.4)
Convertible debt accretion expense	2.7	2.5	5.3	5.7

(1)	Includes activities from discontinued operations.
(2)	The six months ended June 30, 2013 exclude separation charges of $0.5 million. The three months ended June 30, 2013 exclude separation charges of $0.3 million.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

(In Millions)
	2Q13	2Q12
Debt / EBITDA—Consolidated
EBITDA:
Net loss attributable to DDR	$(23.3)	$(37.5)
Adjustments:
Impairment charges	34.4	42.1
Depreciation and amortization	69.9	62.2
Depreciation attributable to non-controlling interests	(0.1)	(0.1)
Interest expense	55.8	53.7
Interest expense attributable to non-controlling interests	(0.1)	(0.1)
Gain on change in control and sale of interests	(1.1)	(39.3)
Other (income) expenses, net	(1.5)	3.6
Equity in net loss (income) of joint ventures	1.2	(3.2)
Loss on debt retirement, net	—	7.9
Income tax expense	1.7	0.4
EBITDA adjustments from discontinued operations (1)	3.5	38.0
Loss (gain) on disposition of real estate, net	1.5	(5.2)

EBITDA before JVs	141.9	122.5
Pro rata share of JV FFO, net of interest expense	12.1	12.6
Pro rata share of JV translation adjustments, transaction costs and other	(0.5)	0.9

EBITDA Consolidated	$153.5	$136.0
EBITDA Consolidated—Annualized	$614.0	$544.0
Consolidated indebtedness	$4,444.4	$4,095.8
Non-controlling interests’ share of consolidated debt	(20.4)	(20.6)
Adjustment to reflect convertible debt at face value	26.8	37.3
Adjustment to reflect assumed debt at face value	(7.7)	(11.8)

Total consolidated indebtedness	4,443.1	4,100.7
Cash and restricted cash, net of non-controlling interests	(64.2)	(41.6)

Total Consolidated Indebtedness, net of Cash	$4,378.9	$4,059.1
Debt / EBITDA—Consolidated	7.13	7.46
Debt / EBITDA—Pro rata
EBITDA before JVs	$141.9	$122.5
Pro rata share of JV EBITDA	24.0	26.5

EBITDA including Pro rata Share of JVs	$165.9	$149.0
EBITDA including Pro rata Share of JVs—Annualized	$663.6	$596.0
Total consolidated indebtedness, net of cash	$4,378.9	$4,059.1
Pro rata share of JV debt (2)	711.9	811.1

Total pro rata indebtedness	5,090.8	4,870.2
Pro rata share of JV cash and restricted cash	(102.4)	(128.3)

Pro rata Indebtedness, net of Cash	$4,988.4	$4,741.9
Debt / EBITDA—Pro rata	7.52	7.96
(1) Discontinued operations includes the following EBITDA adjustments:
Impairment charges	$0.5	$38.1
Interest expense, net	0.4	1.3
Depreciation and amortization	0.5	1.7
Loss (gain) on disposition of real estate, net	2.1	(3.2)
Other	—	0.1

	$3.5	$38.0

(2)

Includes $52.8 million and $47.8 million at June 30, 2013 and June 30, 2012, respectively, of the Company’s pro rata share of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Significant Accounting Policies

Revenues

•	Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other revenue and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.

•	Consolidated base rental revenue includes income from ground leases of $11.6 million for the six months ended June 30, 2013.

General and Administrative Expenses

•

General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the six months ended June 30, 2013, the Company expensed $3.9 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.

•

General and administrative expenses also include executive property management compensation and related expenses. Direct compensation associated with property management services are reflected in operating and maintenance expenses.

Deferred Financing Costs

•

Costs incurred in obtaining long-term financing are included in deferred charges and are amortized on a straight-line basis over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.

Real Estate

•

Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	5 to 20 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Significant Accounting Policies (Continued)

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.

•	The Company accounts for the acquisition of a partner’s interest in an unconsolidated joint venture in which a change in control of the asset has occurred at fair value.

Capitalization

•

The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

Capitalized Costs (In Millions)	2Q13	2Q12	6M13	6M12
Interest expense	$2.1	$3.3	$4.8	$6.4
Construction administration costs	$2.3	$2.2	$4.5	$4.5

•	Interest expense and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

•	During the six months ended June 30, 2013, the Company expensed $1.1 million in operating costs related to development projects that have been suspended.

Gains on Sales of Real Estate

•	Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

•	Gains or losses on the sales of operating shopping centers are generally reflected as discontinued operations.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Other Real Estate Information

Capital Expenditures

•	The Company incurred the following estimated leasing and maintenance capital expenditures (domestic only):

		Unconsolidated
	Consolidated	at Pro rata
Capital Expenditures (In Millions)	6M13	6M13
Tenant Allowances, Landlord Work and Lease Commissions	$18.2	$2.1
Maintenance	2.3	0.2

Total Capital Expenditures	$20.5	$2.3

Per Square Foot of Owned GLA
Tenant Allowances, Landlord Work and Lease Commissions	$0.36	$0.41
Maintenance	0.04	0.04

Total Capital Expenditures	$0.40	$0.45

Undeveloped Land

•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.

•

At December 31, 2012, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $40 million. This value has not been adjusted to reflect changes in market activity subsequent to December 31, 2012.

Corporate Headquarters

•	The non-income producing portion of the Company’s corporate headquarters totals 0.2 million square feet with a cost basis of approximately $45 million at June 30, 2013.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Joint Venture Investment Summary (1)

($ and GLA In Millions; all Values at 100%)

								Gross
				# of				Asset
		DDR		Operating				Book
Legal Name	Partner	Own. %		Properties		GLA	ABR	Value	Debt
Unconsolidated Joint Ventures
DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%		33		10.0	$114.1	$1,684.8	$945.7
DDR Domestic Retail Fund I	Various Institutional Investors	20%		59		8.2	88.9	1,445.2	929.3
BRE DDR Retail Holdings, LLC	Blackstone Real Estate Partners VII	5%		44	(2)	10.6	120.0	1,209.3	922.1
Sonae Sierra Brasil BV Sarl	Sonae Sierra, SGPS, SA	33.3	% (3)	9		3.8	109.8	939.6	390.8	(4)
DDR-SAU Retail Fund, LLC	State of Utah	20%		27		2.4	24.1	309.8	181.4
DDR Markaz II, LLC	Kuwait Financial Centre	20%		13		1.6	15.8	206.6	141.9
Other Unconsolidated JV Interests	Various	Various		14		2.1	20.9	246.5	143.8
Coventry II Joint Ventures	Coventry II Fund	10% - 20%		29	(5)	4.6	41.6	664.5	486.6

Total Unconsolidated Joint Ventures				228		43.3	$535.2	$6,706.3	$4,141.6

(1)	DDR’s investment in JVs may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.
(2)

The Company and certain of its affiliates entered into a purchase agreement to acquire sole ownership of 30 prime assets from this joint venture with Blackstone. The acquisition, which is expected to close in the fourth quarter of 2013, is subject to customary closing conditions.

(3)

DDR has a 50% ownership interest in Sonae Sierra Brazil BV Sarl (“SSB BV Sarl”), a Luxembourg Company. SSB BV Sarl’s primary investments include a 66.7% (50.9 million shares) interest in Sonae Sierra Brasil S.A. (“SSB”), a public company principally engaged in the development and operation of shopping centers in Brazil (Sonae Sierra Brasil S.A. shares trade on the São Paulo Stock Exchange under the ticker symbol “SSBR3”), as well as a 25.8% direct ownership interest in the Parque Dom Pedro shopping center (“PDP”).

(4)	SSB BV Sarl holds $245.1 million of cash and short-term investments at June 30, 2013.
(5)	Includes 24 assets in which the Company does not have an economic interest and one asset in which development was suspended. DDR does not manage the assets.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Statements of Operations

	Total Unconsolidated JVs (1)		DDR’s Pro rata Share (1)
	6M13	2Q13	2Q13
Revenues:
Minimum rents	$269.3	$134.5	$24.7
Percentage and overage rents	1.6	0.6	0.1
Recoveries from tenants	66.8	33.0	4.8
Other	33.8	16.7	4.6

	371.5	184.8	34.2
Expenses:
Operating and maintenance	(85.8)	(43.3)	(7.5)
Real estate taxes	(44.0)	(21.7)	(3.1)
Impairment charges	(44.6)	(44.6)	(5.2)

Net operating income	197.1	75.2	18.4	(2)
Depreciation and amortization expense	(124.3)	(59.0)	(8.1)
Interest expense	(122.3)	(60.1)	(8.9)

(Loss) income before other items	(49.5)	(43.9)	1.4
Income tax expense	(13.8)	(7.2)	(2.4)

(Loss) from continuing operations	(63.3)	(51.1)	(1.0)
Discontinued operations:
Loss from operations	(0.1)	(0.1)	—
Loss on disposition	(5.9)	(0.4)	—

(Loss) before gain on disposition of assets	(69.3)	(51.6)	(1.0)
Gain on disposition of assets	0.6	0.2	—
Disproportionate share of income (loss)	—	—	(0.5	) (2)(3)

Net loss	$(68.7)	$(51.4)	$(1.5)
Non-controlling interests	(13.9)	(6.7)	(2.2)

Net loss attributable to unconsolidated joint ventures	$(82.6)	$(58.1)	$(3.7)
DDR ownership interests	$1.5	$(1.5)	$(1.5)
Amortization of basis differential	0.2	0.3	0.2

	$1.7	$(1.2)	$(1.3)

Funds From Operations:
Net loss attributable to unconsolidated joint ventures	$(82.6)	$(58.1)	$(3.7)
Depreciation of real property	122.3	57.5	7.7
Impairments of depreciable real estate	44.6	44.6	5.2
Loss on disposition of depreciable real estate	5.4	0.4	—
Disproportionate share of income	—	—	2.9	(3)

	$89.7	$44.4	$12.1

FFO at DDR ownership interests	$24.4	$12.1

Operating FFO at DDR ownership interests	$24.1	$11.6

(1)

The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using an average exchange rate for each period for revenues, expenses, gains and losses. The weighted-average exchange rate of the Brazilian Real to U.S. Dollar used for recording income was 2.02 for the six months ended June 30, 2013, and 2.03 for the second quarter of 2013.

(2)	DDR’s pro rata share of NOI including discontinued operations, promoted equity structures and minority interests is $24.0 million for the second quarter of 2013.
(3)	Adjustments represent the effect of promoted equity structures and minority interests.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Balance Sheets

	Total Unconsolidated JVs (1)
	June 30, 2013		December 31, 2012
Land	$1,529.8		$1,569.5
Buildings	4,632.3		4,681.5
Fixtures and tenant improvements	266.9		244.3

	6,429.0		6,495.3
Less: Accumulated depreciation	(881.8)		(833.8)

	5,547.2		5,661.5
Land held for development and construction in progress	277.3		348.8

Real estate, net	5,824.5		6,010.3

Cash and restricted cash	368.9		467.2
Receivables, including straight-line rent, net	101.9		99.1
Other assets, net	380.2		427.0

	$6,675.5		$7,003.6

Mortgage debt	$4,141.6	(2)	$4,246.4	(2)
Notes and accrued interest payable to DDR	153.0		143.3
Other liabilities	296.0		342.6

	4,590.6		4,732.3
Redeemable preferred equity	167.1		154.6
Accumulated equity	1,917.8		2,116.7

	$6,675.5		$7,003.6

	DDR’s Pro rata Share (1)
	June 30, 2013		December 31, 2012
Land	$254.9		$258.8
Buildings	836.4		828.7
Fixtures and tenant improvements	57.0		52.0

	1,148.3		1,139.5
Less: Accumulated depreciation	(177.7)		(171.8)

	970.6		967.7
Land held for development and construction in progress	75.5		100.9

Real estate, net	1,046.1		1,068.6

Cash and restricted cash	102.4		134.9
Receivables, including straight-line rent, net	24.5		24.4
Other assets, net	43.0		49.6
Disproportionate share of equity	144.2	(3)	126.8	(3)

	$1,360.2		$1,404.3

Mortgage debt	$712.8	(2)	$724.9	(2)
Notes and accrued interest payable to DDR	14.1		13.0
Other liabilities	56.5		69.5

	783.4		807.4
Redeemable preferred equity	167.1		154.6

	950.5		962.0
Accumulated equity	424.3		462.4
Disproportionate share of equity	(14.6	) (3)	(20.1	) (3)

	$1,360.2		$1,404.3

(1)

The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities. The exchange rate of the Brazilian Real to U.S. Dollar used for recording the balance sheets was 2.05 and 2.23 for June 30, 2013 and December 31, 2012, respectively.

(2)

Includes approximately $308.8 million and $295.7 million of non-recourse mortgage debt at June 30, 2013 and December 31, 2012, respectively, of which the Company’s pro rata share is $52.8 million and $48.2 million, respectively, associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

(3)	Adjustments represent the effect of promoted equity structures and minority interests.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Property Acquisitions

($ in Millions, GLA and Demographics In Thousands)

							Trade Area
					Aggregate		Demographics
			DDR	Total	Pro rata			Avg. HH.
Date	Location	Property	Own. %	GLA	Price		Population	Income	Anchors

2/13	Oakland, CA	Whole Foods at Bay Place	100%	57.2	$41.1		426	$85	Whole Foods
3/13	Dallas, TX	Marketplace at Highland Village	100%	406.1	40.3		237	101	Walmart, T.J. Maxx, L.A. Fitness, HomeGoods,
									Office Depot, Petco
4/13	Various	Portfolio of 5 former DDRTC assets	100%	1,280.7	93.9	(1)	330	74	Walmart, Target, Costco, Home Depot, T.J. Maxx, Ross Dress for Less, PetSmart, Fresh Market, Pier One
6/13	Colorado Springs, CO (2)	Barnes & Noble Chapel Hills East	100%	25.6	6.8		295	80	Best Buy, Whole Foods, DSW, OfficeMax, Pep Boys, Old Navy
6/13	Atlanta, GA (2)	Hobby Lobby at Newnan Crossing	100%	66.4	4.9		267	72	Walmart, Lowe’s, Hobby Lobby

Total Acquisitions				1,836.0	$187.0

Total Acquisitions—Q2 2013				1,372.7	$105.6

(1)	DDR acquired its partner’s 85% ownership interest in these assets.
(2)	DDR acquired additional parcels adjacent to existing shopping centers.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Property Dispositions

($ in Millions, GLA and Demographics In Thousands)

							Trade Area
							Demographics
			DDR	Total	Gross	Relinquished		Avg. HH.
Date	Location	Joint Venture	Own. %	GLA	Price	Debt	Population	Income	Anchors

1/13	Pittsburgh, PA		100%	10.9	$3.1	$—	556	$64
2/13	Chesterfield, MI		100%	26.0	1.1	—	271	72
2/13	Cary, NC		100%	29.2	3.7	—	305	90	hhgregg
3/13	Duluth, GA		100%	20.0	2.0	—	433	83	So Good Bridal & Beauty
3/13	Ocala, FL		100%	93.3	3.5	—	52	54
3/13	Various	Coventry II	20%	779.9	14.5	13.8	—	—
3/13	Lakeland, FL		100%	81.9	7.0	—	163	56	Burlington Coat Factory
3/13	Lakeland, FL		100%	102.6	4.3	—	171	62	Winn Dixie Stores
4/13	Two Walgreens		100%	27.8	7.2	—	687	56	Walgreens
5/13	Marietta, GA		100%	40.0	2.0	—	590	89
6/13	Two Rite Aids		100%	21.8	4.7	—	176	70	Rite Aid
6/13	Scottsboro, AL		100%	40.6	3.7	—	18	51	Burke’s Outlet
6/13	Woodruff, SC		100%	13.8	2.7	—	19	54	Rite Aid
6/13	Snellville, GA		100%	10.6	1.9	—	228	88	Rite Aid
6/13	Orlando, FL	DDRTC	15%	78.6	5.1	—	334	70	Big Lots, Staples
6/13	Duluth, GA		100%	99.0	8.1	—	427	83
6/13	Kennesaw, GA		100%	72.1	7.4	—	343	86	JCPenney
6/13	Westland, MI	Coventry II	20%	50.0	0.3	0.2	466	72
6/13	Broomfield, CO		100%	252.2	20.3	—	255	94	Best Buy
	Land		100%	—	8.3	—	—	—

Total Dispositions				1,850.3	$110.9	$14.0
Total Dispositions—Q2 2013				706.5	$64.4	$—

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Consolidated Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of June 30, 2013			2013 Activity

				Net	Net Projected	Placed	To Be Placed
				Expenditures	Expenditures	In Service	In Service
	Land	CIP	Total	1H	2H	1H	2H
Ground up Development Projects in Progress	$33.1	$27.7	$60.8	$21.1	$19.4	$26.7	$—
Ground up Development Projects Primarily on Hold	158.2	103.6	261.8	(8.0)	(20.9)	—	—
Substantially Completed Projects Pending Lease Up	30.8	35.4	66.2	2.2	(2.6)	0.1	3.4
Redevelopment Projects	23.0	63.0	86.0	57.6	101.9	41.7	59.4
Leasing Capital Expenditures	—	6.0	6.0	18.2	13.5	17.4	13.5

	$245.1	$235.7	$480.8	$91.1	$111.3	$85.9	$76.3

Significant Wholly-Owned and Consolidated Development Projects in Progress

		Est. Initial	Est.	Est.	Est.	Cost	Assets
		Owned Anchor	Total	Owned	Net	Incurred	Placed in
Location	Project	Opening	GLA	GLA	Cost (1)	To Date	Service	Anchors

Charlotte, NC	Belgate	2Q13	889.7	178.2	$20.4	$45.5	26.7	Walmart, IKEA, Hobby Lobby, Ulta, Marshalls, World Market, PetSmart, Old Navy, Shoe Carnival
Seabrook, NH	Seabrook Town Center	2Q14	386.9	182.3	$75.1	$42.0	—	Walmart, Dick’s Sporting Goods,
								PetSmart, Michael’s

Total			1,276.6	360.5	$95.5	$87.5	$26.7
Total Land Held for Development and CIP for Ground Up Developments in Progress at June 30, 2013						$60.8

Significant Consolidated Redevelopment Projects

		Est.	Est.	Est.	Cost	Assets
		Total	Owned	Net	Incurred	Placed in
Location	Project	GLA (2)	GLA(2)	Cost (1)	To Date	Service	Anchors

Phoenix, AZ	Ahwatukee Foothills Town Centre	203.6	203.6	$14.4	$4.1	$3.3	Sprouts Farmers Market, Michael’s, Marshalls, Roomstore
Atlanta, GA	Sandy Plains Village	145.6	142.6	14.3	5.4	0.4	Walmart Neighborhood Market, Movie Tavern
Chicago, IL	Brookside Marketplace	76.4	72.3	11.8	2.9	—	Ross Dress for Less, T.J. Maxx
Lansing, MI	Marketplace at Delta Township	38.6	38.6	6.6	2.4	—	Ulta, Five Below, Lane Bryant, Maurices
Charlotte, NC	Cotswold Village	52.0	52.0	3.1	0.6	0.2	World Market, Ulta, Panera, Carter’s
Columbus, OH	Easton Market	128.0	128.0	6.5	4.6	1.3	Nordstrom Rack, Carters, Tilly’s
San Juan, PR	Plaza Del Sol	172.5	172.5	64.3	20.1	9.4	Food court, Victoria’s Secret, Bath & Body Works, Sketchers, Aeropostale
Fajardo, PR	Plaza Fajardo	34.3	34.3	8.4	4.5	—	PetSmart, Shoe Carnival
Salt Lake City, UT	Family Center at Ft. Union	82.7	78.7	13.2	12.5	11.5	Dick’s Sporting Goods, Gordman’s

Total		933.7	922.6	$142.6	$57.1	$26.1
CIP for projects listed above:						31.0
CIP for other Redevelopment Projects:						55.0

Total amount included in CIP at June 30, 2013 for Redevelopment Projects:						$86.0

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Includes only the expansion or redevelopment GLA.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Joint Venture Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of June 30, 2013			2013 Activity

	Land	CIP	Total	Net Expenditures 1H	Net Projected Expenditures 2H	Placed In Service 1H	To Be Placed In Service 2H
Ground up Development Projects in Progress	$13.6	$183.6	197.2	$94.3	$69.6	$148.1	$236.2
Land Held for Development	54.2	0.3	54.5	0.4	4.5	—	—
Redevelopment Projects	—	16.9	16.9	18.1	28.2	8.4	31.5
Leasing Capital Expenditures	—	8.7	8.7	21.8	27.5	20.9	17.8

Total	$67.8	$209.5	$277.3	$134.6	$129.8	$177.4	$285.5

Significant Joint Venture Development Projects in Progress

Location	Project Name	DDR’s Effective Own. %	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors

Goiania, Brazil	Passeio Das Aguas	33.3%	821.0	821.0	$207.8	$176.3	$—	Bretas, Cinemark, Etna, Renner, Magic Games, Strike Boliche C&A, Riachuelo
Londrina, Brazil	Boulevard Londrina	29.5%	521.6	521.6	174.4	169.0	148.1	Walmart, Cinemark, PB Kids, Magazine Luiza, Kalunga, M, Luigi Bertolli, Saraiva, Centuaro, Memove, Renner, Strike Boliche

Total			1,342.6	1,342.6	$382.2	$345.3	148.1
Total Land Held for Development and CIP for Ground Up Developments in Progress at June 30, 2013							$197.2
Significant Joint Venture Redevelopment Projects
Location	Project Name	DDR’s Effective Own. %	Est. Total GLA (2)	Est. Owned GLA(2)	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors

Plant City, FL	Lake Walden Square	5.0%	115.7	108.7	$14.0	$8.2	$0.1	Ross Dress for Less, Michael’s, PetSmart
Atlanta, GA	Newnan Pavilion	15.0%	110.3	110.3	9.6	3.8	0.2	Academy Sports, Five Below, Jo-Ann
Greensboro, NC	Wendover Village	20.0%	104.8	104.8	6.8	0.8	—	Golfsmith, Bed Bath & Beyond, T.J. Maxx, Five Below

Total			330.8	323.8	$30.4	$12.8	$0.3
CIP for projects listed above:							12.5
CIP for other Redevelopment Projects:							4.4

Total amount included in CIP at June 30, 2013 for Redevelopment Projects:							$16.9

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Includes only the expansion or redevelopment GLA.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Ground up Development Projects Primarily on Hold

MSA (Location)	DDR’s Own. %	Total Acreage

Ukiah (Mendocino), CA	50%	65.7
New Haven (Guilford), CT	100%	24.8
Orlando (Lee Vista), FL	100%	74.3
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	38.3
Isabela, Puerto Rico	80%	11.1
Toronto (East Gwillimbury—Hwy 404/Greenlane East), CAN	50%	30.7
Toronto (East Gwillimbury—Hwy 404/Greenlane West), CAN	50%	28.8
Togliatti, Russia	75%	61.2
Other Misc. Land (5 sites)	100%	Various

		562.7

(In Millions)
Total Basis in Ground Up Development Projects Primarily on Hold at June 30, 2013:	$261.8	(1)

(1)	Includes partners’ ownership interests of $46.1 million.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Portfolio Summary

(GLA In Millions)

Shopping Centers		Brazil Portfolio
Operating Centers	435	Operating Centers (Developments)	9 (1)
Owned GLA (at 100%)	83.7	Owned GLA (at 100%)	3.8
Additional Ground Lease GLA	5.5	Additional Ground Lease GLA	0.2
Additional Unowned GLA	25.9	Additional Unowned GLA	0.2
Base Rent PSF(1)	$13.77	Additional Development GLA	0.8
Leased Rate (at 100%)	94.6%	Base Rent PSF(1)	$32.81
Commenced Rate (at 100%)	93.0%	Leased Rate (at 100%)	97.0%
Leased Rate (at Pro Rata)	95.2%	% of Pro Rata NOI (T12)	5.7%
Prime Portfolio		Puerto Rico Portfolio
Operating Centers	294	Operating Centers	15
Owned GLA (at 100%)	68.4	Owned GLA (at 100%)	4.1
Additional Ground Lease GLA	4.9	Additional Ground Lease GLA	0.7
Additional Unowned GLA	23.0	Additional Unowned GLA	0.3
Base Rent PSF(1)	$14.55	Base Rent PSF	$19.05
Leased Rate (at 100%)	96.0%	Leased Rate (at 100%)	96.4%
% of Total NOI (T12)	89.5%	% of Pro Rata NOI (T12)	14.6%

(1)	Exchange rate: R$1.00 = US$2.02

Quarterly Same Store NOI (1)

($ In Millions)

	2Q13	2Q12	Change		2Q13	2Q12	Change
At 100%				At DDR Share
Same Store NOI	$203.8	$197.6	3.1%	Same Store NOI	$137.5	$133.5	3.0%
Non Same Store NOI	56.1	26.0		Non Same Store NOI	25.8	15.3

	$259.8	$223.6			$163.3	$148.8

Reconciliation to Income Statement				Reconciliation to Income Statement

	2Q13	2Q12			2Q13	2Q12
Consolidated at 100%				Consolidated at DDR Share
Revenues	$217.1	$190.7		Consolidated at 100%	$140.0	$124.3
Fee Income	(10.2)	(11.2)		JV Share of Cons. NOI	(0.4)	(0.3)

Other Revenues	(4.9)	(0.1)			$139.7	$124.0
Operating & Maintenance	(34.3)	(30.2)
Real Estate Taxes	(27.7)	(24.9)

	$140.0	$124.3
Unconsolidated at 100%				Unconsolidated at DDR Share
Revenues	$184.8	$163.7		Revenues	$34.2	$37.0
Operating & Maintenance	(43.3)	(48.3)		Operating & Maintenance	(7.5)	(9.2)
Real Estate Taxes	(21.7)	(16.2)		Real Estate Taxes	(3.1)	(3.0)

	$119.8	$99.3			$23.6	$24.8

Total NOI at 100%	$259.8	$223.6		Total NOI at DDR Share	$163.3	$148.8

(1)

Excludes development, redevelopment, straight line rental income and expenses, lease termination income, FMV of leases and provisions for uncollectible amounts and/or recoveries thereof; includes assets owned in comparable periods (15 months for quarter comparisons).

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

	Lease Expiration Schedule (at 100%)
	Greater than 10,000 SF				Less than 10,000 SF
Year	Leases	ABR (mil)	Rent PSF	% of ABR	Leases	ABR (mil)	Rent PSF	% of ABR
2013	38	$11.7	$10.41	1.1%	700	$36.8	$27.78	3.6%
2014	189	60.7	9.88	5.9%	1,244	66.8	24.98	6.5%
2015	220	70.2	10.35	6.8%	1,080	59.5	23.16	5.8%
2016	240	80.5	11.08	7.8%	1,078	66.1	24.87	6.4%
2017	223	84.8	10.14	8.2%	1,092	64.1	26.26	6.2%
2018	194	65.2	10.33	6.3%	784	49.5	23.80	4.8%
2019	138	57.0	11.07	5.5%	144	12.0	23.18	1.2%
2020	76	26.3	10.36	2.6%	123	9.8	21.29	1.0%
2021	105	44.4	10.71	4.3%	160	12.7	24.49	1.2%
2022	111	47.1	10.62	4.6%	194	16.1	23.95	1.6%

2013-2022	1,534	$547.9	$10.50	53.2%	6,599	$393.4	$24.38	38.2%
Total Rent Roll	1,689	$613.8	$10.53	59.6%	6,964	$416.7	$24.48	40.4%

Annual Metrics (at 100%)
Period Ending	Centers	Leased Rate	ABR PSF
Q2 2013	435	94.6%	$13.77
YE 2012	452	94.2%	13.66
YE 2011	432	93.6%	13.81
YE 2010	487	92.6%	13.36
YE 2009	544	91.4%	13.01
YE 2008	621	92.7%	12.60
YE 2007	628	96.0%	12.54
YE 2006	379	96.1%	11.90
YE 2005	379	96.3%	11.30
YE 2004	373	95.4%	11.13
YE 2003	274	95.1%	10.82
YE 2002	189	95.9%	10.58
YE 2001	192	95.4%	10.03
YE 2000	190	96.9%	9.66
YE 1999	186	95.7%	9.20
YE 1998	159	96.5%	8.99
YE 1997	123	96.1%	8.49
YE 1996	112	94.8%	7.85
YE 1995	106	96.3%	7.60
YE 1994	84	97.1%	5.89
YE 1993	69	96.2%	5.60
YE 1992	53	95.4%	5.37

Leased Rate Breakdown (at 100%)
SF	Leased Rate	% of GLA	% of Vacancy

< 5,000	85.2%	15.9%	43.6%
5,000-9,999	89.0%	8.8%	18.0%
> 10,000	97.2%	75.3%	38.4%

Total	94.6%	100.0%	100.0%

Portfolio Concentration (at 100%)
	% of ABR	MSF	% of GLA
Brazil	10.2%	3.8	4.3%
Florida	8.7%	9.3	10.4%
Georgia	8.2%	8.7	9.7%
Puerto Rico	7.6%	4.8	5.3%
North Carolina	7.1%	6.7	7.5%
New York	6.5%	7.6	8.5%
Ohio	6.5%	6.5	7.3%
New Jersey	4.5%	3.2	3.6%
Illinois	3.3%	2.2	2.4%
Arizona	2.9%	2.2	2.5%

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Leasing Summary—2Q 2013

($, GLA In Thousands, Except Per Square Foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

Second Quarter 2013 at 100%
			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TA PSF
New Leases
Comparable	84	299	$21.29	$6,366	$19.01	$5,684	12.0%	7.6	$19.75
Non-comp	106	539	15.37	8,284	N/A	N/A	N/A	8.0	14.84

New Leases—Total	190	838	17.48	14,650	N/A	N/A	12.0%	7.8	16.60
Renewals	271	1,912	14.77	28,240	13.80	26,386	7.0%	4.6	0.00

Total	461	2,750	$15.59	$42,890	$14.50	$32,070	7.9%	5.6	$5.08

Second Quarter 2013 at Pro Rata Share
			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TA PSF
New Leases
Comparable	84	197	$20.18	$3,975	$17.89	$3,524	12.8%	8.1	$22.15
Non-comp	106	375	16.55	6,206	N/A	N/A	N/A	7.7	13.43

New Leases—Total	190	572	17.80	10,182	N/A	N/A	12.8%	7.8	16.48
Renewals	271	1,175	14.76	17,343	13.71	16,109	7.7%	4.6	0.00

Total	461	1,747	$15.76	$27,525	$14.31	$19,634	8.6%	5.7	$5.42

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Leasing Summary—YTD 2013

($, GLA In Thousands, Except Per Square Foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

YTD 2013 at 100%
			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TA PSF
New Leases
Comparable	167	613	$19.09	$11,702	$17.14	$10,507	11.4%	8.1	$14.42
Non-comp	221	1,087	14.58	15,848	N/A	N/A	N/A	7.8	15.39

New Leases—Total	388	1,700	16.21	27,551	N/A	N/A	11.4%	7.9	15.04
Renewals	504	3,127	14.71	45,998	13.75	42,996	7.0%	4.6	0.00

Total	892	4,827	$15.24	$73,549	$14.31	$53,503	7.8%	5.8	$5.34

YTD 2013 at Pro Rata Share
			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TA PSF
New Leases
Comparable	167	330	$20.73	$6,841	$18.44	$6,085	12.4%	8.0	$18.05
Non-comp	221	753	15.08	11,355	N/A	N/A	N/A	7.6	14.95

New Leases—Total	388	1,083	16.81	18,196	N/A	N/A	12.4%	7.7	15.89
Renewals	504	1,828	14.67	26,817	13.63	24,916	7.6%	4.7	0.00

Total	892	2,911	$15.46	$45,013	$14.37	$31,001	8.5%	5.8	$5.97

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Net Effective Rents Related to Leased Space (Owned Properties)

Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.

	2Q13	YTD Total / Average
Number of lease transactions executed	461	892
Rentable square footage leased (in thousands)	2,750	4,827
Square footage of renewal deals (in thousands)	1,912	3,127
Square footage of new deals (in thousands)	838	1,700
New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$18.63	$17.20
Tenant allowance	(2.12)	(1.90)
Landlord work	(1.73)	(1.54)
Third party leasing commissions	(0.32)	(0.31)
Rent concessions	—	—

Equivalent net effective rent	$14.46	$13.45

Weighted average term in years	7.8	7.9
Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$14.87	$15.58
Tenant allowance	—	—
Landlord work	—	—
Third party leasing commissions	—	—
Rent concessions	—	—

Equivalent net effective rent	$14.87	$15.58

Weighted average term in years	4.7	4.9

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Top 40 Tenants Ranked by Base Rental Revenue

($ and GLA In Millions)

		# of Units		ABR			GLA			Credit Ratings
	Tenant	Owned	Total	at 100%	% of Total	Pro Rata	at 100%	% of Total	Pro Rata	(S&P/Moody’s/ Fitch)
1	Walmart[1]	36	80	$34.6	3.2%	$26.6	5.2	5.8%	4.1	AA /Aa2 /AA
2	TJX Companies[2]	85	86	28.0	2.6%	17.6	2.7	3.0%	1.7	A / A3 / NR
3	PetSmart	83	84	25.2	2.3%	15.7	1.8	2.0%	1.1	BB+ / NR / NR
4	Bed Bath & Beyond[3]	74	75	25.1	2.3%	17.1	2.0	2.2%	1.3	BBB+ / NR / NR
5	Kohl’s	36	44	23.3	2.2%	12.5	3.2	3.6%	1.7	BBB+ /Baa1 / BBB+
6	Dick’s Sporting Goods	33	34	18.7	1.7%	10.1	1.6	1.8%	0.9	NR
7	Michael’s	61	61	16.9	1.6%	11.6	1.5	1.7%	1.0	B / B2 / NR
8	Best Buy	29	34	16.8	1.6%	10.3	1.2	1.3%	0.8	BB / Baa2 / BB-
9	Publix	41	44	16.4	1.5%	4.2	1.9	2.1%	0.5	NR
10	Ross Stores	52	52	16.3	1.5%	10.4	1.6	1.8%	0.9	A- / NR / NR
11	AMC Theatres	9	10	16.3	1.5%	8.5	0.7	0.8%	0.4	B / NR / NR
12	OfficeMax	50	51	13.8	1.3%	9.6	1.2	1.3%	0.7	NR / B1 / NR
13	Gap[4]	53	53	13.5	1.3%	8.8	0.9	1.0%	0.6	BBB- / Baa3 / BBB-
14	Kroger	30	31	12.3	1.1%	5.9	1.7	1.9%	0.7	BBB / Baa2 / BBB
15	Lowe’s	14	32	12.0	1.1%	9.2	1.8	2.0%	1.5	A- / A3 / NR
16	Jo-Ann	35	35	11.2	1.0%	7.1	1.1	1.2%	0.7	B / Caa1 / NR
17	Cinemark	14	14	10.4	1.0%	6.2	0.7	0.8%	0.4	BB- / NR / NR
18	Barnes & Noble	25	27	10.1	0.9%	7.2	0.6	0.7%	0.5	NR
19	Regal Cinemas	12	13	10.1	0.9%	6.7	0.6	0.7%	0.4	B+ / B1 / B+
20	Tops Markets	13	14	9.9	0.9%	5.7	0.8	0.9%	0.4	B / NR / NR

	Top 20 Tenants	785	874	$340.9	31.6%	$211.0	32.8	36.7%	20.3
21	Ascena[5]	89	89	$9.4	0.9%	$6.0	0.5	0.6%	0.3	BB- / NR / NR
22	Toys “R” Us6	29	34	9.3	0.9%	7.3	1.2	1.3%	0.8	B / B2 / B-
23	Dollar Tree Stores	92	94	9.3	0.9%	6.0	0.9	1.0%	0.6	NR
24	Home Depot	10	39	9.2	0.9%	6.7	1.1	1.2%	0.8	A- / A3 / A-
25	Staples	32	32	8.7	0.8%	6.2	0.7	0.8%	0.5	BBB / Baa2 / BBB
26	Sports Authority	15	16	8.3	0.8%	6.4	0.6	0.7%	0.5	B- / B3 / NR
27	Petco	33	35	7.5	0.7%	5.5	0.5	0.6%	0.3	B / B3 / NR
28	Sears[7]	21	22	7.4	0.7%	5.0	1.9	2.1%	1.2	CCC+ / B3 / CCC
29	DSW	19	19	7.3	0.7%	4.0	0.5	0.6%	0.2	NR
30	Party City	38	39	7.2	0.7%	4.5	0.5	0.6%	0.3	NR / B2 / NR
31	Ulta	31	32	7.1	0.7%	4.9	0.3	0.3%	0.2	NR
32	Pier 1 Imports	33	36	6.5	0.6%	4.0	0.3	0.3%	0.2	NR
33	Hobby Lobby	17	20	6.4	0.6%	4.4	0.9	1.0%	0.7	NR
34	Royal Ahold[8]	7	8	6.2	0.6%	2.8	0.4	0.4%	0.2	BBB / Baa3 / BBB
35	Beall’s	19	20	5.8	0.5%	2.5	0.8	0.9%	0.4	NR
36	hhgregg	18	18	5.6	0.5%	3.1	0.5	0.6%	0.3	NR
37	Whole Foods	5	5	5.3	0.5%	4.6	0.3	0.3%	0.2	BBB- / NR / NR
38	Famous Footwear	36	36	5.0	0.5%	3.2	0.3	0.3%	0.2	B / B2 / BB+
39	Giant Eagle	6	6	4.9	0.5%	3.2	0.5	0.6%	0.3	NR
40	Gamestop	104	104	4.8	0.4%	3.6	0.2	0.2%	0.1	NR

	Tenants 21-40	654	704	$141.2	13.1%	$93.9	12.9	14.4%	8.3

	Top 40 Tenants	1,439	1,578	$482.1	44.7%	$304.9	45.7	51.2%	28.6

	Total Portfolio			$1,077.6	100.0%	$669.5	89.3	100.0%	56.7

(1)       Walmart (30) / Sam’s Club (6)

(2)       T.J. Maxx (41) / Marshalls (32) / Homegoods (12)

(3)       Bed Bath & Beyond (48) / World Market (17) / Others (9)

(4)       Gap (3) / Old Navy (47) / Banana Republic (3)

(5)       Catherine’s (12) / Dress Barn (23) / Justice (22) / Lane Bryant (22) / Maurice’s (10)

(6) Toys “R” Us (6) / Babies “R” Us (19) / Toys-Babies Combo (4)
(7) Sears (3) / Kmart (18)
(8) Stop N Shop (4) / Others (3)

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Total Market Capitalization

(In Millions)

	June 30, 2013		December 31, 2012
	Amount	% of Total	Amount	% of Total
Common Shares Equity	$5,335.5	52%	$4,940.3	51%
Perpetual Preferred Stock	405.0	4%	405.0	4%

	5,740.5	56%	5,345.3	55%
Unsecured Credit Facilities	34.7	0%	147.9	2%
Unsecured Term Loan	350.0	4%	350.0	4%
Unsecured Public Debt	2,477.4	24%	2,179.2	22%
Secured Term Loan	400.0	4%	400.0	4%
Fixed Rate Mortgage Debt	1,104.1	11%	1,176.4	12%
Variable Rate Mortgage Debt	97.3	1%	86.2	1%

	4,463.5	44%	4,339.7	45%

Total	$10,204.0	100%	$9,685.0	100%

Debt to Market Capitalization	43.7%		44.8%
Common Shares Outstanding (millions)	320.1		315.1
Operating Partnership Units (millions)	0.4		0.4
Market Value per Share	$16.65		$15.66
Accretion on Convertible Notes (excluded above)	$26.8		$32.1
Partners’ Share of Consolidated Debt (included above)	$20.4		$20.6
DDR Share of Unconsolidated Debt (excluded above)	$712.8		$724.9

Unsecured Bond Ratings

	Debt Rating	Outlook
Moody’s	Baa3	Positive
S&P	BBB-	Stable
Fitch	BBB-	Stable

Public Debt Covenants

(Actuals for Twelve Months Ending June 30, 2013)

	Covenant Threshold	Actual Covenant
Total Debt to Real Estate Assets Ratio	not to exceed 65%	48%
Secured Debt to Assets Ratio	not to exceed 40%	16%
Value of Unencumbered Assets to Unsecured Debt	at least 135%	207%
Fixed Charge Coverage Ratio	at least 1.5x	2.1x

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Summary of Consolidated Debt

(In Millions)

		June 30, 2013	June 30, 2013		December 31, 2012
	June 30, 2013	DDR Pro Rata	DDR Pro Rata	December 31, 2012	DDR Pro Rata
Total Debt Outstanding	Aggregate	Share	Wtd. Avg. Interest	Aggregate	Share
Unsecured Credit Facilities	$34.7	$34.7	2.31%	$147.9	$147.9
Unsecured Term Loan	350.0	350.0	3.25%	350.0	350.0
Unsecured Public Debt	2,450.6	2,450.6	5.50%	2,147.1	2,147.1
Secured Term Loan	400.0	400.0	2.03%	400.0	400.0
Fixed Rate Mortgage Loans	1,104.1	1,094.2	4.97%	1,176.4	1,166.5
Variable Rate Mortgage Loans	97.3	86.8	1.83%	86.2	75.5

Subtotal	4,436.7	4,416.3	4.74%	4,307.6	4,287.0
Fair Market Value Adjustment	7.7	7.7	—	11.5	11.5

Total	$4,444.4	$4,424.0	4.74%	$4,319.1	$4,298.5

Schedule of Maturities by Year (1)	Scheduled Principal Payments	Secured Debt Maturities	Unsecured Debt Maturities	Aggregate Total	DDR Pro Rata Share
2013	$13.2	$—	$—	$13.2	$13.2
2014	25.5	326.5	—	352.0	352.0
2015	26.8	38.6	503.0	568.4	557.9
2016	24.4	0.2	240.0	264.6	264.6
2017	25.0	12.5	350.0	387.5	387.5
2018	20.0	502.6	416.9	939.5	939.5
2019	13.7	169.3	300.0	483.0	483.0
2020	5.5	280.2	300.0	585.7	585.7
2021	4.1	54.7	—	58.8	58.8
2022 and beyond	0.1	58.5	750.0	808.6	798.7
Unsecured debt discount	—	—	(24.6)	(24.6)	(24.6)

Total	$158.3	$1,443.1	$2,835.3	$4,436.7	$4,416.3

Percentage of Total Debt	June 30, 2013	December 31, 2012
Fixed	92.5%	89.9%
Variable	7.5%	10.1%
Recourse to DDR	74.5%	72.0%
Non-recourse to DDR	25.5%	28.0%

(1)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Summary of Joint Venture Debt

(In Millions)

Total Debt Outstanding	June 30, 2013 Aggregate		June 30, 2013 DDR Pro Rata Share		June 30, 2013 DDR Pro Rata Wtd. Avg. Interest	December 31, 2012 Aggregate	December 31, 2012 DDR Pro Rata Share
Fixed Rate Mortgage Loans	$2,989.4		$513.1		5.28%	$3,094.9	$517.5
Variable Rate Mortgage Loans	1,166.9		198.8		7.42%	1,162.7	206.3

Subtotal	4,156.3	(1)(2)	711.9	(1)(2)	5.88%	4,257.6	723.8
Fair Market Value Adjustment	17.0		0.9		—	20.5	1.1

Total	$4,173.3		$712.8		5.88%	$4,278.1	$724.9

Schedule of Maturities by Year (3)	Scheduled Principal Payments	Mortgage Loan Maturities	Aggregate Total	DDR Pro Rata Share
2013	$8.4	$179.2	$187.6	$16.8
2014	16.9	161.7	178.6	35.9
2015	15.5	576.3	591.8	82.6
2016	11.9	140.8	152.7	15.4
2017	10.1	2,469.0	2,479.1	389.6
2018	3.9	164.4	168.3	36.8
2019	2.5	91.9	94.4	31.5
2020	2.7	57.8	60.5	20.3
2021	1.8	80.5	82.3	31.4
2022 and beyond	0.7	160.3	161.0	51.6

Total	$74.4	$4,081.9	$4,156.3	$711.9

Percentage of Total Debt	June 30, 2013	December 31, 2012
Fixed	71.9%	72.7%
Variable	28.1%	27.3%
Recourse to DDR	0.0%	1.4%
Non-recourse to DDR	100.0%	98.6%

(1)

Includes approximately $308.8 million of non-recourse debt of which the Company’s proportionate share is $52.8 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

(2)

DDR funded a mezzanine loan to BRE DDR Holdings, LLC which is collateralized by equity interests in seven shopping center assets. As this loan is recorded by DDR as part of its investment in the joint venture, DDR does not consider any proportionate ownership interest in the loan.

(3)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate (2)
Senior Debt:
Unsecured Credit Facilities:
$750 Million Revolving Credit Facility	$29.7		$29.7	04/18	LIBOR + 140
$65 Million Revolving Credit Facility	5.0		5.0	04/18	LIBOR + 140
$50 Million Term Loan	50.0		50.0	01/17	LIBOR + 170
$300 Million Term Loan	300.0		300.0	01/19	LIBOR + 210
Secured Credit Facility:
$400 Million Term Loan	400.0		400.0	04/18	LIBOR + 155

Total Term and Credit Facility Debt	$784.7		$784.7
Public Debt:
Unsecured Notes	152.9		152.9	05/15	5.50
Convertible Notes	323.2	(3)	323.2	11/15	1.75
Unsecured Notes	239.4		239.4	03/16	9.63
Unsecured Notes	300.0		300.0	04/17	7.50
Unsecured Notes	298.6		298.6	04/18	4.75
Unsecured Notes	82.2		82.2	07/18	7.50
Unsecured Notes	298.2		298.2	09/20	7.88
Unsecured Notes	457.9		457.9	07/22	4.63
Unsecured Notes	298.2		298.2	05/23	3.38

Total Public Debt	$2,450.6		$2,450.6
Mortgage Debt:
Tucson Spectrum, Tucson, AZ	23.9		23.9	04/14	5.56
Abernathy Square, Atlanta, GA	11.7		11.7	10/14	4.23
Bermuda Square, Chester, VA	7.2		7.2	10/14	4.23
Brook Highland Plaza, Birmingham, AL	23.8		23.8	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.1		4.1	10/14	4.23
Clearwater Collection, Clearwater, FL	6.9		6.9	10/14	4.23
Cross Pointe Center, Fayetteville, NC	9.6		9.6	10/14	4.23
Crossroads Center, Gulfport, MS	23.7		23.7	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	17.0		17.0	10/14	4.23
Delaware Consumer Square, Buffalo, NY	9.9		9.9	10/14	4.23
Downtown Short Pump, Richmond, VA	12.1		12.1	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	40.0		40.0	10/14	4.23
Home Depot Center, Orland Park, IL	6.5		6.5	10/14	4.23
Kroger, Cincinnati, OH	2.5		2.5	10/14	4.23
Lexington Place, Lexington, SC	4.2		4.2	10/14	4.23
Loisdale Center, Springfield, VA	10.7		10.7	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	6.4		6.4	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	17.5		17.5	10/14	4.23
North Pointe Plaza, North Charleston, SC	10.6		10.6	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	9.6		9.6	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	27.0		27.0	10/14	4.23
Sam’s Club, Worcester, MA	5.2		5.2	10/14	4.23
The Commons, Salisbury, MD	8.4		8.4	10/14	4.23
Walmart Supercenter, Alliance, OH	6.9		6.9	10/14	4.23
Wando Crossing, Mount Pleasant, SC	11.6		11.6	10/14	4.23
Warner Robins Place, Warner Robins, GA	6.5		6.5	10/14	4.23
Wendover Village, Greensboro, NC	4.6		4.6	10/14	4.23
Windsor Court, Windsor, CT	7.0		7.0	10/14	4.23

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Consolidated Debt Detail

(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Pro Rata Share	Date (1)	Rate (2)
Kyle Crossing, Kyle, TX	21.0		10.5	01/15	LIBOR + 275
Reno Riverside, Reno, NV	2.7	(4)	2.7	02/15	Prime + 170
Merriam Village, Merriam, KS	15.0		15.0	03/15	LIBOR + 200
Hamilton Commons, Mays Landing, NJ	4.2		4.2	09/15	4.70
Tops Plaza, Lockport, NY	4.4		4.4	01/16	8.00
Freedom Plaza, Rome, NY	1.5		1.5	09/16	7.85
Walmart Supercenter, Winston-Salem, NC	5.1		5.1	08/17	6.00
Belgate Shopping Center, Charlotte, NC	12.3		12.3	09/17	LIBOR + 225
Thruway Plaza (Walmart), Cheektowaga, NY	2.3		2.3	10/17	6.78
Tops Plaza, Ithaca, NY	9.3		9.3	01/18	7.05
Walmart Supercenter, Greenville, SC	5.0		5.0	01/18	6.00
Johns Creek Town Center, Suwanee, GA	25.1		25.1	03/18	5.06
Southland Crossings, Boardman, OH	25.1		25.1	03/18	5.06
The Promenade at Brentwood, St. Louis, MO	31.9		31.9	03/18	5.06
DDR Headquarters, Beachwood, OH	30.6		30.6	03/18	LIBOR + 130
Mohawk Commons, Niskayuna, NY	12.9		12.9	12/18	5.75
Lowes, Hendersonville, TN	5.1		5.1	01/19	7.66
Nassau Park Pavilion, Princeton, NJ	57.0		57.0	02/19	3.40
Bandera Pointe, San Antonio, TX	24.8		24.8	02/19	3.40
Presidential Commons, Snellville, GA	21.2		21.2	02/19	3.40
Plaza Cayey, Cayey, PR	21.3		21.3	06/19	7.59
Plaza Fajardo, Fajardo, PR	25.7		25.7	06/19	7.59
Plaza Isabela, Isabela, PR	22.5		22.5	06/19	7.59
Plaza Walmart, Guayama, PR	12.0		12.0	06/19	7.59
Mariner Square, Spring Hill, FL	3.2		3.2	09/19	9.75
Northland Square, Cedar Rapids, IA	6.2		6.2	01/20	9.38
Plaza Rio Hondo, Bayamon, PR	125.7		125.7	01/20	3.95
Easton Marketplace, Columbus, OH	50.2		50.2	01/20	3.95
The Fountains, Plantation, FL	45.8		45.8	01/20	3.95
Perimeter Pointe, Atlanta, GA	43.3		43.3	01/20	3.95
Polaris Towne Center, Columbus, OH	44.5		44.5	04/20	6.76
West Valley Marketplace, Allentown, PA	11.7		11.7	07/21	6.95
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	62.9		62.9	10/21	5.41
Chapel Hills East, Colorado Springs, CO	9.0		9.0	12/21	5.24
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	01/22	4.65
Macedonia Commons, Macedonia, OH	20.1		20.1	02/22	5.71
Gulfport Promenade, Gulfport, MS	15.7		15.7	12/37	SIFMA + 5

Total Mortgage Debt	$1,201.4		$1,181.0
Subtotal	$4,436.7		$4,416.3
Fair Market Value Adjustment—Assumed Debt	7.7		7.7

Total Consolidated Debt	$4,444.4		$4,424.0

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Consolidated Debt Detail

(In Millions)

	Loan	DDR	Wtd. Avg.	Wtd. Avg.
	Balance	Pro Rata Share	Maturity	Interest Rate
Fixed Rate	$4,104.7	$4,094.8	5.4 years	4.97%
Variable Rate	332.0	321.5	5.4 years	1.83%

	$4,436.7	$4,416.3	5.4 years	4.74%

Cumulative Redeemable Preferred Shares	Outstanding Amount
Class H - 7.375%	$55.0
Class J - 6.500%	200.0
Class K - 6.250%	150.0

$405.0

Derivative Instruments

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	1.01%	June 28, 2014
Interest Rate Swap	$50.0	Unsecured Term Loan	1 mo. LIBOR	0.56%	June 1, 2015
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	0.53%	July 1, 2015
Interest Rate Swap	$82.1	Mortgage Portfolio	1 mo. LIBOR	2.81%	September 1, 2017
Interest Rate Swap	$100.0	Unsecured Term Loan	1 mo. LIBOR	0.88%	January 2, 2018
Interest Rate Swap	$200.0	Unsecured Term Loan	1 mo. LIBOR	1.54%	February 1, 2019

(1)	Assumes borrower extension options are exercised.
(2)

Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $12.0 million is partially offset by approximately $2.5 million of fair market value adjustments.

(3)

The convertible notes may be net settled with DDR’s common stock once the stock price rises above 125% of $15.55 per share at June 30, 2013. The conversion price is subject to future adjustments resulting from changes in the quarterly dividend per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $26.8 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

(4)	Reno Riverside has an interest rate floor of 5.95%.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Joint Venture Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 1, LLC (9 assets)	$350.2		$52.5	03/17	5.45
DDRTC Holdings Pool 5, LLC (12 assets)	214.5		32.2	05/17	LIBOR + 275
DDRTC Holdings Pool 3, LLC (12 assets)	371.6		55.7	06/17	4.63
Willoughby Hills Shop Ctr, Willoughby Hills, OH	8.6		1.3	07/18	6.98

Total DDRTC Core Retail Fund LLC	$944.9		$141.7
BRE DDR Retail Holdings, LLC
BRE DDR Venice Holdings LLC (7 Assets)	75.0		3.8	12/13	LIBOR + 325
BRE DDR Homart Holdings LLC (4 Assets)	262.5		13.1	09/15	6.40
BRE DDR Bison Holdings LLC (12 Assets)	111.6		5.6	04/16	5.25
BRE DDR Retail Mezz 2 LLC (15 Assets)	320.0	(2)	16.0	07/17	LIBOR + 398
BRE DDR Longhorn II Holdings LLC (5 Assets)	136.8		6.8	10/17	5.01
BRE DDR Longhorn II Holdings LLC (5 Assets)	31.7	(3)	—	10/17	10.00

Total BRE DDR Retail Holdings, LLC	$937.6		$45.3
DDR Domestic Retail Fund I
Village Center, Racine, WI	11.5		2.3	04/15	4.21
Paradise Promenade, Davie, FL	5.9		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.2		2.2	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	883.8		176.8	07/17	5.60
Heather Island, Ocala, FL	4.6		0.9	02/18	3.56
Hilliard Rome, Columbus, OH	12.3		2.5	02/18	3.56

Total DDR Domestic Retail Fund I	$929.3		$185.9
Coventry II
Bloomfield Park, Bloomfield Hills, MI	39.8	(4)	—	12/08	Prime + 300
Marley Creek Square, Orland Park, IL	10.5	(4)	1.1	12/12	LIBOR + 125
Coventry II DDR SM (14 assets)	21.2	(4)	4.2	06/13	LIBOR + 350
Coventry II DDR SM (14 assets)	32.7	(4)	6.6	09/13	LIBOR + 525
Tri-County Mall, Cincinnati, OH	149.6	(4)	29.9	02/15	5.66
Totem Lake Mall, Kirkland, WA	27.5	(4)	5.5	06/15	LIBOR + 650
Buena Park, Buena Park, CA	73.0	(2)	14.6	06/15	LIBOR + 625
Westover Marketplace, San Antonio, TX	19.7	(2)	3.9	02/16	LIBOR + 450
Coventry II DDR SM (7 assets)	27.5	(4)	5.5	09/16	6.75
Christown Spectrum Mall, Phoenix, AZ	66.4		13.3	04/18	4.80
Fairplain Plaza, Benton Harbor, MI	18.7		3.7	05/23	4.85

Total Coventry II	$486.6		$88.3
Sonae Sierra Brasil BV Sarl
Shopping Plaza Sul	18.9		6.3	06/15	CDI
Sonae Sierra Brasil Limitadas, Brazil	5.0		1.7	11/15	CDI + 285
Patio Boavista, Brazil	7.7		2.5	11/16	CDI + 330
Debentures	42.9		14.3	02/17	CDI + 96
Shopping Metropole, Brazil	21.0		7.0	09/18	TR + 1030
Debentures	91.9		30.6	02/19	IPCA + 625
Manaura Shopping, Brazil	57.8		19.3	12/20	10.00
Patio Goiania, Brazil	59.8		19.9	06/23	TR + 970
Patio Londrina, Brazil	51.1		17.0	10/25	TR + 970
Patio Uberlandia, Brazil	34.7		11.6	10/25	TR + 970

Total Sonae Sierra Brasil BV Sarl	$390.8		$130.2

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2013

Joint Venture Debt Detail

(In Millions)

	Loan Balance	DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate
DDR SAU Retail Fund, LLC
DDR SAU Retail Fund (18 assets)	$108.9	$21.8	09/17	4.74
DDR SAU Retail Fund (9 assets)	72.5	14.5	04/18	4.65

Total DDR SAU Retail Fund LLC	$181.4	$36.3
DDR Markaz II (13 assets)	141.8	28.3	11/14	7.15
Lennox Town Center Limited, Columbus, OH	1.0	0.5	07/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	07/17	5.64
RO & SW Realty LLC (9 assets)	20.8	5.3	10/20	5.25
Sun Center Limited, Columbus, OH	23.0	18.3	05/21	5.99
RVIP IIIB, Deer Park, IL	73.1	18.8	09/21	4.84

Total	$285.7	$84.2
Subtotal	$4,156.3	$711.9
Fair Market Value Adjustment—Assumed Debt	17.0	0.9

Total Joint Venture Debt	$4,173.3	$712.8

			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Total Joint Venture Debt:
Fixed Rate	$2,989.4	$513.1	4.0 years	5.28%
Variable Rate	1,166.9	198.8	5.1 years	7.42%

	$4,156.3	$711.9	4.3 years	5.88%

Derivative Instruments

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Capped Rate	Termination Date
Interest Rate Cap	$65.0	Coventry II Christown Spectrum Mall	1 mo. LIBOR	2.85%	November 22, 2013
Interest Rate Cap	$22.6	151 Westover LLC	1 mo. LIBOR	4.50%	January 1, 2015
Interest Rate Cap	$320.0	BRE DDR Retail Mezz II LLC	1 mo. LIBOR	4.00%	July 1, 2015

(1)	Assumes borrower extension options are exercised.
(2)	The following loans have floor interest rates:

Loan	Floor
BRE DDR Retail Mezz 2 LLC	1 month LIBOR of 0.50%
Buena Park, Buena, CA	1 month LIBOR of 0.75%
Westover Marketplace, San Antonio, TX	1 month LIBOR of 2.00%

(3)

DDR funded a mezzanine loan to BRE DDR Holdings, LLC which is collateralized by equity interests in seven shopping center assets. As this loan is recorded by DDR as part of its investment in the joint venture, DDR does not consider any proportionate ownership interest in the loan.

(4)

Includes approximately $308.8 million of non-recourse debt of which the Company’s proportionate share is $52.8 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

Corporate Headquarters	Investor Relations
DDR Corp.	Samir Khanal
3300 Enterprise Parkway	Toll Free: (877) 225-5337
Beachwood, Ohio 44122	Main: (216) 755-5500
Website: www.ddr.com	Email: skhanal@ddr.com

Equity Research Coverage
BofA Merrill Lynch	Craig Schmidt Katharine Hutchins	craig.schmidt@baml.com katharine.hutchins@baml.com	(646) 855-3640 (646) 855-1681

Citigroup	Michael Bilerman Quentin Velleley	michael.bilerman@citi.com quentin.velleley@citi.com	(212) 816-1383 (212) 816-6981

Cowen & Company	Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380

Deutsche Bank	Vincent Chao	vincent.chao@db.com	(212) 250-6799

DISCERN, Inc.	Dave Wigginton	dwigginton@discern.com	(646) 863-4177

Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796

Green Street Advisors	Cedrik Lachance Jason White	clachance@greenstreetadvisors.com jwhite@greenstreetadvisors.com	(949) 640-8780 (949) 640-8780

Hilliard Lyons	Carol Kemple	ckemple@hilliard.com	(502) 588-1839

ISI Group	Steve Sakwa Samit Parikh	ssakwa@isigrp.com sparikh@isigrp.com	(212) 446-9462 (212) 888-3796

Jefferies and Company	Tayo Okusanya	tokusanya@jefferies.com	(212) 336-7076

J.P. Morgan	Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689

KeyBanc Capital Markets	Jordan Sadler Todd Thomas	jsadler@keybanccm.com tthomas@keybanccm.com	(917) 368-2280 (917) 368-2286

Morgan Stanley	Haendel St. Juste	haendel.stjuste@morganstanley.com	(212) 761-0071

RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	(440) 715-2646

Sandler O’Neill	Alex Goldfarb Andrew Schaffer	agoldfarb@sandleroneill.com aschaffer@sandleroneill.com	(212) 466-7937 (212) 466-8062

SunTrust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	(212) 303-4124

UBS	Ross Nussbaum Christy McElroy	ross.nussbaum@ubs.com christy.mcelroy@ubs.com	(212) 713-2484 (203) 719-7831

Wells Fargo	Jeff Donnelly Tamara Fique	jeff.donnelly@wellsfargo.com tamara.fique@wellsfargo.com	(617) 603-4262 (443) 263-6568

Fixed Income Research Coverage
Barclays	Danish Agboatwala	danish.agboatwala@barclays.com	(212) 412-2573

Citigroup	Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan	Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

Wells Fargo	Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455